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                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of July 1, 1998, is by and between CROW FAMILY PARTNERSHIP, L.P., a Delaware limited partnership, (the "Purchaser"), and ANTHONY W. DONA, an individual residing in Dallas, Texas (the "Seller").

                                   RECITALS:

         A. The Purchaser wishes to purchase 40,000 shares (the "Shares") of the common stock par value $.01 per share ("Common Stock"), of Trammell Crow Company, a Delaware corporation (the "Company") held of record by the Seller.

         B. The Seller desires to sell the Shares to the Purchaser on the terms and conditions set forth herein.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, the Seller agrees to sell, and the Purchaser agrees to purchase, the Shares.

         2. Purchase Price. (a) The purchase price shall be $3315/16 in cash per Share, subject to adjustment as provided in paragraph 2(b), or an aggregate of $1,357,500.00 (such aggregate price being referred to herein as the "Purchase Price").

            (b) If the Purchaser sells any Shares of Common Stock in one or more secondary public offerings, pursuant to Rule 144, in negotiated transactions or otherwise (each a "Subsequent Sale") at any time and from time to time within six months after the date of this Agreement, the Purchase Price shall be subject to adjustment as follows:

                (i) If the per share consideration received by the Purchaser in a Subsequent Sale exceeds $3315/16 per share, then the Purchaser shall pay to the Seller an amount equal to (A) the amount by which the per share consideration received in such Subsequent Sale exceeds $3315/16,
         (B) multiplied by the number of shares of Common Stock sold in the Subsequent Sale (provided that such number shall not exceed 40,000 shares in the aggregate for all Subsequent Sales); and

                (ii) If the per share consideration received by the Purchaser in a Subsequent Sale is less than $33 15/16, then the Seller shall pay to the Purchaser an amount


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         equal to (A) the amount by which the per share consideration received in such Subsequent Sale is less than $33 15/16, (B) multiplied by the number of shares of Common Stock sold in the Subsequent Sale (provided that such number shall not exceed 40,000 shares in the aggregate for all Subsequent Sales).

Any adjustment to the Purchase Price pursuant to this paragraph 2(b) shall be paid by the Purchaser or the Seller, as applicable, in immediately available funds within five business days after any Subsequent Sale.

         3. Payment of Purchase Price, Delivery of Shares. Concurrently with the execution of this Agreement, the Purchaser is delivering the Purchase Price in immediately available funds to the Seller. As soon as practicable following the execution of this Agreement, the Seller shall cause the transfer agent for the Common Stock to deliver to the Purchaser certificates representing the Shares dated as of the date hereof and otherwise in form satisfactory to the Purchaser.

         4. Representations and Warranties.

            (a) The Seller hereby represents and warrants to the Purchaser that:

                (i) The Seller has all necessary power and authority to enter into this Agreement and to sell, assign, transfer and deliver to the Purchaser, pursuant to the terms and conditions of this Agreement, the Shares;

                (ii) Except for this Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares;

                (iii) The Seller owns of record and beneficially all of the Shares free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever. Upon purchase of the Shares pursuant to this Agreement, the Purchaser shall receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever;

                (iv) The Seller is familiar with the business, operations, properties, condition (financial or otherwise), results of operations, assets and liabilities of the Company;

                (v) Other than the transactions contemplated hereby, the Seller has no present intention to sell any shares of Common Stock, nor does the Seller hold nor has the Seller held a short position or an option to dispose of Common Stock at any time during the prior two years;

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                (vi) The Seller is not acting in concert with any other person in transferring the Shares, and the Seller has not so agreed to act, and the Seller is not engaged in a plan with anyone else to dispose of Common Stock;

                (vii) The Seller is not aware of any facts or circumstances indicating that he is or may be deemed an underwriter within the meaning of the Securities Act of 1933 (the "Securities Act") with respect to the Shares or that the transactions contemplated hereby are part of the distribution of securities of the Company; and

                (viii) This Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (b) The Purchaser hereby represents and warrants to the Seller that:

                (i) The Purchaser has all necessary power and authority to enter into this Agreement and to buy the Shares from the Seller pursuant to the terms and conditions of this Agreement;

                (ii) The Purchaser has disclosed to the Seller all information in its possession with respect to the business, operations, properties, conditions (financial or otherwise) results of operations, assets and liabilities;

                (iii) The Purchaser understands that the Shares have not been and will not be registered under the Securities Act or any other applicable securities law and, accordingly, that none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, unless either registered pursuant to, or in a transaction exempt from, applicable securities law;

                (iv) The Purchaser is aware that it must bear the risk of an investment in the Shares for an indefinite period of time, and it is able to bear such risk. The Purchaser may, however, from time to time hedge our position in the Shares as permitted by Rule 144 under the Securities Act;

                (v) In the normal course of the Purchaser's business, it invests in or purchases securities similar to the Shares, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares;

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                (vi) The Purchaser has had access to such financial and other information concerning the Company as it deemed necessary in connection with its decision to purchase the Shares;

                (vii) The Purchaser is purchasing the Shares for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in contravention of the Securities Act, subject, nevertheless, to the disposition of its property being at all times within its control;

                (viii) The Purchaser is an "accredited investor" within the meaning of subparagraph (a)(3) of Rule 501 under the Securities Act. The Purchaser acknowledges that certificates representing the Shares will contain a legend stating in substance as follows:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT IS IN EFFECT OR (II) THE CORPORATION IS SATISFIED THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT; and

                (ix) This Agreement is a legal, valid and binding agreement of the Purchaser enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

                 If to the Seller:

                 Anthony W. Dona
                 2001 Ross Avenue, Suite 3200
                 Dallas, Texas 75201

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                 If to the Purchaser:

                 Crow Family Partnership, L.P.
                 Trammell Crow Center
                 2001 Ross Avenue, Suite 3200
                 Dallas, Texas  75201
                 Attention: General Counsel

         6. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by the written consent of the parties hereto.

         7. No Prior Agreements. This Agreement (a) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any other person any rights or remedies hereunder.

         8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and assigns.

         9. Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement. No party has incurred any broker's or finder's fee in connection with this Agreement.

         10. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute the same instrument.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to its conflict of laws doctrine. The parties hereto consent to being subject to the jurisdiction of any federal or state court located in the state of Texas, and proper venue shall lie in Dallas, Texas.

         12. Severability. If any term, provision, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         13. Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

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         14. Survival. All representations, warranties, covenants and other agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.


                                  SELLER:


                                  /s/ Anthony W. Dona
                                  -----------------------------------------
                                  Anthony W. Dona


                                  PURCHASER:

                                  CROW FAMILY PARTNERSHIP, L.P.

                                  By:  Crow Family, Inc., its general partner



                                  By: /s/ Harlan R. Crow
                                     --------------------------------------
                                  Name: Harlan R. Crow
                                       ------------------------------------
                                  Title: Chief Executive Officer
                                       ------------------------------------

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